As filed with the Securities and Exchange Commission on January 5, 2021
Registration No. 333-251543
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Clark
Chief Financial Officer, Treasurer, and Secretary
Oblong, Inc.
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ronald R. Levine, II, Esq.
Arnold & Porter Kaye Scholer LLP
1144 Fifteenth Street, Suite 3100
Denver, Colorado 80202
Telephone: (303) 863-1000

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE
Oblong, Inc. is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-251543) (the “Registration Statement”) as an exhibits-only filing to file Exhibit 5.1 hereto and to make corresponding updates to Item 16 and the exhibit index of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibit. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The aggregate estimated (other than the SEC filing fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission Filing Fee	$2,027.43
Printing Fees and Expenses	1,000
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	20,000
Transfer Agent Fees and Expenses	1,000
Miscellaneous	1,000
Total	$35,027.43

All fees and expenses other than the SEC filing fee are estimated.
Item 15.    Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached a duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct, knowingly violated a law, authorized the payment of an unlawful dividend, approved an unlawful stock purchase or redemption or derived an improper personal benefit.
Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Company’s certificate of incorporation, as amended, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL, which relates to unlawful payments of dividends and unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.
The Company’s bylaws, as amended, provide that the Company shall indemnify its officers and directors if any such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise. The indemnity obligation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Company must also indemnify its officers and directors if any such person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company and a similar standard of care is applicable in the case of such actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or such other court shall deem proper. The Company’s bylaws, as amended, also provide that the Company must advance expenses to its directors and officers in connection with their defense.
The Company has entered into indemnification agreements with all of its directors and officers. Under the indemnification agreements the Company is required to indemnify its directors and officers to the full extent authorized or permitted by the provisions of the DGCL and the Company’s bylaws, provided that the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, the director or officer had no reasonable cause to believe such person’s conduct was unlawful. Under the indemnification agreements the Company is also required to advance expenses to the director or officer in connection with such person’s defense. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.
The Company maintains a directors’ and officers’ liability insurance policy to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.
Item 16.    Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated September 12, 2019, by and among the Registrant, Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc. (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2019, and incorporated herein by reference).

2.2
Amendment to Agreement and Plan of Merger, dated October 1, 2019, by and among the Registrant, Oblong Industries, Inc. and Glowpoint Merger Sub II, Inc. (filed as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

3.1
Amended and Restated Certificate of Incorporation (filed as Appendix D to View Tech, Inc.’s Registration Statement on Form S-4 (File No. 333-95145) filed with the SEC on January 21, 2000, and incorporated herein by reference).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Wire One Technologies, Inc. changing its name to “Glowpoint, Inc.” (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2004, and incorporated herein by reference).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant increasing its authorized common stock to 150,000,000 shares from 100,000,000 shares (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2007, and incorporated herein by reference).

3.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant effecting a one-for-four reverse stock split of the common stock of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2011, and incorporated herein by reference).

3.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant effecting a one-for-ten reverse stock split of the common stock of the Registrant (filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and incorporated herein by reference).

3.6
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, changing its name to “Oblong, Inc.” (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 9, 2020, and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2011, and incorporated herein by reference).

4.1	Specimen common stock certificate (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 6, 2007, and incorporated herein by reference).
4.2
Certificate of Designations, Preferences and Rights of Series D Preferred Stock (filed as Exhibit 4.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2007, and incorporated herein by reference).

4.3
Certificate of Designations, Preferences and Rights of Series A-2 Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 11, 2009, and incorporated herein by reference).

4.4
Certificate of Designations, Preferences and Rights of Perpetual Series B Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 30, 2010, and incorporated herein by reference).

4.5
Certificate of Designations, Preferences and Rights of Perpetual Series B-1 Preferred Stock of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 9, 2011, and incorporated herein by reference).

4.6
Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2017, and incorporated herein by reference).

4.7
Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series C Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2018, and incorporated herein by reference).

4.8
Certificate of Designations of the 6.0% Series D Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

4.9
Certificate of Designations of the 6.0% Series E Convertible Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2019, and incorporated herein by reference).

4.10
Form of Common Stock Purchase Warrant governing October Warrants (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2020, and incorporated herein by reference).

4.11
Form of Common Stock Purchase Warrant governing December Warrants (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

5.1**	Opinion of Arnold & Porter Kaye Scholer LLP.
10.1
Form of Securities Purchase Agreement for October Offering, dated October 21, 2020 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2020, and incorporated herein by reference).

10.2
Form of Securities Purchase Agreement for December Offering, dated December 6, 2020 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

10.3
Form of Registration Rights Agreement, dated December 7, 2020 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2020, and incorporated herein by reference).

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.3**	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page hereto)
_________________
(*) Previously filed.
(**) Filed herewith.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 5, 2021.
OBLONG, INC.

By: /s/ Peter J. Holst
Peter J. Holst, Chief Executive Officer and President
(Principal Executive Officer)

By: /s/ David Clark
David Clark, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter J. Holst	Date: January 5, 2021
Peter J. Holst, Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ David Clark	Date: January 5, 2021
David Clark, Chief Financial Officer (Principal Financial and Accounting Officer)

*	Date: January 5, 2021
Jason Adelman, Director

*	Date: January 5, 2021
James Lusk, Director

* By: /s/ David Clark
David Clark, Attorney-in-Fact